                                                                     Exhibit 4.3

                                                        CUSIP No.:

                               THERMA-WAVE, INC.

                         10.625% SENIOR NOTE DUE 2004

No.                                                                $

          THERMA-WAVE, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on May 15, 2004.

          Interest Payment Dates:  May 15 and November 15.

          Record Dates:  May 1 and November 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                                   THERMA-WAVE, INC.


                                                   By:
                                                      -----------------------
                                                      Name:
                                                      Title:



                                                   By:
                                                      ------------------------
                                                      Name:
Dated:  May 16, 1997                                  Title:


Certificate of Authentication.

          This is one of the 10.625% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                                    IBJ SCHRODER BANK & TRUST
                                                    COMPANY, as Trustee

Dated: May 16, 1997                                 By:
                                                       -------------------------
                                                         Authorized Signatory

                              (REVERSE OF SECURITY)


                          10.625% SENIOR NOTE DUE 2004

          1. Interest. THERMA-WAVE, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 16, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of May 15, 1997 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10.625% Senior Notes due 2004 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $115,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5. Registration Rights. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 10.625% Senior Notes due 2004 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          6.     Redemption.

          (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:


Year                                                        Percentage
----                                                        ----------
2001...................................................       105.313%
2002...................................................       102.656
2003...................................................       100.000

          (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to May 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% (provided that such percentage shall decrease to 35% if an Initial Public Offering has not been consummated on or prior to November 15, 1998 and any other Notes previously redeemed pursuant to this provision shall be included in determining such percentage) of the aggregate principal amount of Notes originally issued at a redemption price equal to 110.625% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least $69.0 million aggregate principal amount of Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering; provided that in the case of an Initial Public Offering, the Company shall first comply with the provisions set forth below in paragraph (c).

          (c) Mandatory Redemption Following Initial Public Offering. If the Company consummates an Initial Public Offering prior to May 15, 2000, the Company shall apply the Net Cash Proceeds relating to such Initial Public Offering to make an offer to purchase on a date not less than 30 nor more than 45 days following the consummation of the Initial Public Offering (such consummation date to be determined without regard to any over-allotment option granted by the Company to underwriters) from all Holders on a pro rata basis that amount of Notes equal to the Net Cash Proceeds at a price equal to 110.625% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the aggregate amount of Net Cash Proceeds required to be applied pursuant to this provision shall be reduced dollar for dollar (i) to the extent such Net Cash Proceeds are used to prepay indebtedness under the Bank Credit Agreement and effect a permanent reduction in the availability thereunder and (ii) by the aggregate amount of Net Cash Proceeds of one or more Equity Offerings consummated prior to the consummation of the Initial Public Offering to the extent used to redeem Notes as set forth under paragraph (b) above; and provided, further, that notwithstanding the foregoing, the Company shall not be required pursuant to this provision to redeem an aggregate principal amount of Notes in excess of 40% of the aggregate principal amount of Notes originally issued (or 35% if the Initial Public Offering is consummated on or after November 15, 1998), less the aggregate principal amount of Notes previously redeemed pursuant to the terms set forth above under paragraph (b) above.


          7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Re-demption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

          21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539, Attn: Chief Financial Officer.

                                 ASSIGNMENT FORM


          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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                     (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
                        --------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                     Signed:
      ---------------------------------           -----------------------
                                                  (Sign exactly as your name
                                                  appears on the other side
                                                  of this Note)

Signature Guarantee:
                    -----------------------------------------


          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 16, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]
                                    ---------

(1)       to the Company or a subsidiary thereof; or
     --

(2)       pursuant to and in compliance with Rule 144A under the Securities Act;
     --
          or

(3)       to an institutional "accredited investor" (as defined in Rule
     -- 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)       outside the United states to a "foreign person" in compliance with
     --   Rule 904 of Regulation S under the Securities Act; or

(5)       pursuant to the exemption from registration provided by Rule 144 under
     --   the Securities Act; or

(6)       pursuant to an effective registration statement under the Securities
     --   Act; or

(7)       pursuant to another available exemption from the registration
     --   requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                                   Signed:
       -----------------------                  ------------------------------
                                                (Sign exactly as name
                                                appears on the other side
                                                of this Security)

Signature Guarantee:.
                       ----------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       -------------------------                -----------------------------
                                                NOTICE:  To be executed by
                                                         an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [     ]
          Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
  --------------------------


Dated:
      ---------------------------           -----------------------------------
                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Note in every particular
                                            without alteration or enlargement or
                                            any change whatsoever and be
                                            guaranteed by the endorser's bank or
                                            broker.


Signature Guarantee:
                       ----------------------------------------